Exhibit 10.3

July 27, 2009

PDL BioPharma, Inc.

932 Southwood Blvd.

Incline Village, NV 89451

Attention: Mr. Chris Stone, General Counsel

Re: Amendments to Product Licenses and Settlement Agreement.

Dear Mr. Stone:

The following three paragraphs provide background information for this letter agreement (this “Letter Agreement”) between Genentech, Inc. (“Genentech”) and PDL BioPharma, Inc. (“PDL”):

A.	WHEREAS, Genentech and PDL are parties to the following agreements:

(i)	PDL License Agreement between PDL and Genentech, dated as of November 3, 1998, as amended, re: HER-2/neu/erbB2 (the “HER-2 License”);

(ii)	PDL License Agreement between PDL and Genentech, dated as of March 5, 2004 re: VEGF (the “VEGF License”);

(iii)	PDL License Agreement between PDL and Genentech, dated as of December 18, 2003 re: CD11a (the “CD11a License”);

(iv)	PDL License Agreement between PDL and Genentech, dated as of December 18, 2003 re: IgE (the “IgE License”) ((i) – (iv), collectively the “Product Licenses”); and

(v)	Settlement Agreement between PDL and Genentech, dated as of December 18, 2003 (the “Settlement Agreement”); and

B.	WHEREAS, as of the date hereof, Genentech and PDL have entered into the Amended and Restated Patent Licensing Master Agreement (Queen Patents) (the “Master Agreement”); and

C.	WHEREAS, in view of the foregoing, Genentech and PDL now wish to amend the Product Licenses and the Settlement Agreement so that certain provisions of such agreements conform to the corresponding provisions in the Master Agreement.

NOW THEREFORE, Genentech and PDL agree, effective as of June 29, 2009 (the “Effective Date”), as follows:

1.	Recital A of each Product License is hereby deleted in its entirety and replaced with the following sentence:

GNE and PDL have entered into a Patent Licensing Master Agreement effective September 25, 1998, as amended by Amendment No. 1 To The Patent Licensing Master Agreement dated September 18, 2003 and Amendment No. 2 To The Patent Licensing Master Agreement dated December 18, 2003 and as amended and restated by the Amended and Restated Patent Licensing Master Agreement (Queen Patents) effective July 27, 2009 (such amended and restated agreement, the “Master Agreement”), pursuant to which GNE may enter into this Agreement with respect to a license under the “Queen Patents” for GNE’s antibody products.

2.	The last sentence of Section 1.01 of each Product License is hereby deleted in its entirety and replaced with the following two sentences:

Notwithstanding the foregoing, for purposes of this Agreement, Roche Holdings, Inc. and its affiliates (other than GNE and its subsidiaries) shall not be deemed Affiliates of GNE unless and until GNE opts to include Roche Holdings, Inc. or such an affiliate as an Affiliate of GNE by giving written notice to PDL. For purposes of this Agreement, “Roche” shall mean Roche Holdings, Inc. together with its affiliated companies (other than GNE and its subsidiaries).

3.	In Article 6 of each Product License, the reference to “Article 9 of the Master Agreement” is hereby changed to “Article 6 of the Master Agreement.”

4.	In Section 7.02(b) of each Product License, the reference to “Section 11.6 of the Master Agreement” is hereby changed to “Section 8.6 of the Master Agreement.”

5.	In Section 8.02 of each Product License, the reference to “Section 8.02 of the Master Agreement” is hereby changed to “Section 8.6 of the Master Agreement.”

6.	In Section 8.04 of each Product License, the reference to PDL’s name, address and facsimile number is hereby deleted in its entirety and replaced with the following:’

If to PDL:	PDL BioPharma, Inc.
932 Southwood Blvd.
Incline Village, NV 89451
Attention: General Counsel

Facsimile number: (775) 832-8501

7.	The third WHEREAS clause of the Settlement Agreement is hereby deleted in its entirety and replaced with the following sentence:

WHEREAS PDL and Genentech are parties to that certain Patent Licensing Master Agreement dated September 25, 1998, as amended by Amendment No. 1 To The Patent Licensing Master Agreement dated September 18, 2003 and Amendment No. 2 To The Patent Licensing Master Agreement dated December 18, 2003 and as amended and restated by the Amended and Restated Patent Licensing Master Agreement (Queen Patents) effective July 27, 2009 (such amended and restated agreement, the “PLMA”), and are parties to that certain PDL License Agreement dated November 3, 1998, as amended by Amendment No. 1 To The Herceptin License Agreement dated December 18, 2003 and the Letter Agreement between Genentech and PDL dated July 29, 2009 (collectively, the “Herceptin License Agreement”) under which PDL licensed the PDL Patents to Genentech for the Herceptin antibody product;

8.	Section 1.9 of the Settlement Agreement is hereby deleted in its entirety and replaced with the following three sentences:

“Third Party” means a person or entity that is not Genentech or a Genentech Affiliate. For purposes of this Settlement Agreement, “Affiliate” means any corporation or other business entity controlled by, controlling, or under common control with another entity, with “control” meaning direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of such corporation, or more than a fifty percent (50%) interest in the decision-making authority of such other unincorporated business entity; and a corporation in which the maximum amount of stock permitted by law to be held by another entity is beneficially owned by such other entity. Notwithstanding the foregoing, for purposes of this Settlement Agreement, Roche Holdings, Inc. and its affiliates (other than GNE and its subsidiaries) shall not be deemed Affiliates of GNE unless and until GNE opts to include Roche Holdings, Inc. or such an affiliate as an Affiliate of GNE by giving written notice to PDL.

As of the Effective Date, each reference in a Product License, or the Settlement Agreement to “this Agreement,” “this Settlement Agreement,” “hereunder,” “hereof” or words of like import referring to such Product License or the Settlement Agreement shall mean and be a reference to such Product License or the Settlement Agreement, as applicable, as amended by this Letter Agreement. Each Product License and the Settlement Agreement, as amended by this Letter Agreement, is and shall continue to be in full force and effect.

If PDL is in agreement with the terms and conditions of this Letter Agreement, please have an authorized representative sign the originals in the space provided below, and return one signed original to the attention of Mr. Nicholas Galli, M/S 49, Genentech, Inc., 1 DNA Way, South San Francisco, CA 94080.

[SIGNATURE PAGE FOLLOWS]

Sincerely,

Genentech, Inc.

By:	/s/ Sean Johnston

Name:	Sean Johnston

Title:	Senior Vice President and General Counsel

AGREED:

PDL BioPharma, Inc.

By:	/s/ Christopher Stone

Name:	Christopher Stone

Title:	VP, General Counsel and Secretary